AMENDMENT NUMBER FOUR TO
                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT


                  This AMENDMENT NUMBER FOUR TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of March 8, 1999, by and between Foothill Capital Corporation, a California corporation ("Foothill"), on the one hand, and National-Standard Company, an Indiana corporation ("Borrower"), with reference to the following facts:

         A. Foothill and Borrower heretofore have entered into that certain Amended and Restated Loan and Security Agreement, dated as of September 17, 1997, as amended by that certain Amendment Number One to Amended and Restated Loan and Security Agreement, dated as of June 30, 1998, that certain Amendment Number Two to Amended and Restated Loan and Security Agreement, dated as of September 30, 1998, and that certain Amendment Number Three to Amended and Restated Loan and Security Agreement, dated as of February 19, 1999 (as so modified and as otherwise heretofore modified or supplemented from time to time, the "Agreement");

         B. Borrower has requested Foothill to amend the Agreement, as set forth in this Amendment;

         C. Foothill is willing to so amend the Agreement in accordance with the terms and conditions hereof; and

         D. Unless the context requires otherwise, all capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Agreement, as amended hereby.


                  NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained herein, Foothill and Borrower hereby agree as follows:

1.       Amendments to the Agreement.

         a. Section 1.1 of the Agreement hereby is amended by adding the following new defined terms in alphabetical order:

                  "Fourth Amendment" means that certain Amendment Number Four to Amended and Restated Loan and Security Agreement, dated as of March 8, 1999, between Foothill and Borrower.

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

                  "Fourth Amendment Effective Date" means the date, if ever, that all of the conditions set forth in Section 4 of the Third Amendment shall be satisfied (or waived by Foothill in its sole discretion).

                  "NS Peterlee" means National-Standard (Peterlee) Limited, a company incorporated under the laws of England (registered number 3676371).

                  "NS Peterlee Conditions" means, collectively, each of the conditions set forth in Section 5 of the Fourth Amendment.

                  "NS Peterlee Conditions Date" means the first date, if ever, that all NS Peterlee Conditions have been fully satisfied.

                  "NS Peterlee Guaranty/Debenture" means a Guarantee and Debenture executed by NS Peterlee in favor of Foothill and governed by the laws of England, in form (including in registerable form) and substance satisfactory to Foothill and its English counsel, pursuant to which NS Peterlee guarantees the payment and performance of all Obligations of Borrower to Foothill and grants fixed and floating charges in favor of Foothill on all property and assets of NS Peterlee to secure all present and future Obligations of NS Peterlee to Foothill.

                  "NS Peterlee Subordination Agreement" means a written subordination agreement entered into between Borrower and Foothill, and acknowledged and consented to by NS Peterlee, and governed by the laws of California, in form and substance satisfactory to Foothill and its California counsel, pursuant to which the payment of all present and future obligations of NS Peterlee to Borrower is expressly subordinated to the payment and performance of present and future Obligations of NS Peterlee to Foothill, and pursuant to which Borrower agrees that the present and future obligations of NS Peterlee to Borrower shall be and remain unsecured, evidenced by book account entries, and not evidenced by a promissory note or negotiable instrument.

                  "NSC-UK   Purchaser"   means  68  VSQ   Limited,   a   company
         incorporated under the laws of England (registered number 3668640).

                  "NSC-UK Share Purchase Agreement" means that certain Share Transfer Agreement for the Acquisition of the Entire Issued Share Capital of National-Standard Company Limited, dated as of March 12, 1999, between Borrower and NSC-UK Purchaser.

                  "UK Share Pledge Agreement" means a Share Pledge Agreement, executed by Borrower in favor of Foothill and governed by the laws of

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

         England, in form (including in registerable form) and substance satisfactory to Foothill and its English counsel, pursuant to which Borrower pledges to Foothill all of the issued share capital of NS Peterlee.

         b.  The  following  defined  terms  set  forth  in  Section  1.1 of the
Agreement   hereby  are  amended  and  restated  in  their   entirety  to  read,
respectively, as follows:

                  "Borrowing Base" has the meaning set forth in Section 2.1(a). For purposes of this definition, (a) any amount that is denominated in a currency other than Dollars shall be valued in Dollars based on the applicable Exchange Rate for such currency as of the date one day prior to the date of determination, and (b) any amount that is denominated in Dollars shall be valued in Dollars.

                  "Eligible  UK  Foreign   Account"  means  any  Account  of  NS
         Peterlee: (a) that does not qualify as an Eligible Domestic Account solely because of one or more of the following three reasons: (x) such Account is an Account of NS Peterlee rather than of Borrower; (y) such Account is payable other than in Dollars; or (z) such Account is excluded from "Eligible Domestic Accounts" by virtue of the exclusion contained in clause (d) of such definition; and (b) with respect to which one or more of the following is applicable: (i) both (A) the Account Debtor is a resident of the United States of America, England, Scotland, Wales, Northern Ireland, or the Republic of Ireland, and (B) the obligations of the Account Debtor thereunder are payable in the official currency of one or more of the United States of America, England, Scotland, Wales, Northern Ireland, or the Republic of Ireland;
         (ii) such Account is supported by one or more letters of credit satisfactory to Foothill in its sole discretion which letters of credit have been assigned and delivered to Foothill in a manner acceptable to Foothill in its sole discretion; (iii) such Account is supported by credit insurance satisfactory to Foothill in its sole discretion which credit insurance has been assigned to Foothill by means of an assignment satisfactory to Foothill in its sole discretion; or (iv) such Account otherwise has been determined by Foothill to be acceptable to Foothill as an Eligible UK Foreign Account in Foothill's sole discretion.

                  "Guarantor" means Canadian Guarantor and NS Peterlee, and each of them, and any one or more of them, jointly and severally, and their successors and permitted assigns.

                  "Guaranty" means the Canadian Guaranty and the NS Peterlee Guaranty/Debenture, collectively and individually.

                  "Loan Documents" means this Agreement, the Lockbox Agreements, the Mortgages, the Patent Collateral Assignment, the Trademark Security Agreement, the Copyright Security Agreement, the Stock Pledge Agreement, the Equipment/Real Property Term Note, the New Equipment Term Note, any other note or notes executed by Borrower and payable to

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


         Foothill, the Canadian Guaranty, the Security Agreement, the NS Peterlee/Debenture, the NS Peterlee Subordination Agreement, the UK Share Pledge Agreement, the Warrant, the Reaffirmation Agreement, and any other agreement entered into in connection with this Agreement.

                  "Relevant Closing Date" means, with respect to Borrower and Canadian Guarantor, the Original Closing Date, and, with respect to NS Peterlee, the NS Peterlee Conditions Date.

                  "UK Borrowing Base Component" means, as of any date of determination, an amount equal to: (a) if and so long as each of the NS Peterlee Conditions is and remains fully satisfied, the lower of (i) eighty-five percent (85%) of the amount of Eligible UK Foreign Accounts, and (ii) One Million Dollars ($1,000,000); and (b) at all other times, zero (-0-).

                  "UK Collateral" means all property and assets of NS Peterlee subject to charges in favor of Foothill pursuant to the NS Peterlee.

                  "UK Lockbox Bank" means Midland or such other bank in England that is mutually acceptable to NS Peterlee, Borrower, and Foothill, with which a Lockbox Account is maintained, and that is a party to the UK Lockbox Agreement.

                  "UK Lockbox Agreement" means an agreement among Foothill, the UK Lockbox Bank, and NS Peterlee, in form and substance satisfactory to each of them, with respect to the establishment and maintenance of a Lockbox Account for Foothill with respect to NS Peterlee.

         c. Section 1.1 of the Agreement hereby is amended by deleting therefrom the following defined terms: Midland Bank Payoff Amount; Midland Bank Payoff Letter; NSC-UK Guaranty/Debenture; NSC-UK Subordination Agreement; NSPFTL; NSPFTL Intercreditor Agreement; Old Fourth Amendment Closing Date; Old Fourth Amendment Closing Date Midland Bank Disbursement Instruction Letter; Original Closing Date UK Investment Amount; Pound Advance Supplement; Pound Advances.

         d. Section 2.1(e) of the Agreement hereby is deleted in its entirety.

         e. Section 2.5(a) of the Agreement hereby is amended and restated in its entirety as follows:

                           (a)      Interest Rate.

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


                                    (i)  Adjusted  Base Rate.  All  Obligations,
         except for undrawn L/Cs and L/C Guarantees, shall bear interest, on the average Daily Balance, at the then extant Adjusted Base Rate.

                                    (ii)  Adjusted    Net   LIBOR    Rate.  With
         respect to all Obligations other than undrawn L/Cs and L/C Guarantees and in lieu of having interest charged a the Adjusted Base Rate, Borrower shall have the "LIBOR Option", as defined in, and subject to the terms and conditions of, the LIBOR Supplement, which by this reference hereby is incorporated herein in full and made a part hereof.

         f. Section 2.5(b) of the Agreement hereby is amended and restated in its entirety as follows:

                           (b) Default Rate. (i) All Obligations, except for undrawn L/Cs and L/C Guarantees, shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to three (3.00) percentage points above (x) the then extant Adjusted Base Rate, or (y) in the case of any "Adjusted Net LIBOR Rate Loan" (as defined in the LIBOR Supplement), the then extant "Adjusted Net LIBOR Rate" (as defined in the LIBOR Supplement), or (z) [intentionally omitted]. (ii) From and after the occurrence and during the continuance of an Event of Default, the fee provided in Section 2.2(d) shall be increased to a fee equal to four percent (4.00%) per annum times the average Daily Balance of the undrawn L/Cs and L/C Guarantees that were outstanding during the immediately preceding month.

         g. Section 5.7 of the Agreement hereby is amended and restated in its entirety as follows:

                  5.7 Due Organization and Qualification; Subsidiaries. Borrower is duly organized and existing and in good standing under the laws of the state of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise), finances, or prospects of Borrower or on the value of the Collateral or the Real Property to Foothill. Borrower has no subsidiaries other than Canadian Guarantor, National-Standard Export Corp., and NS Peterlee.

         h. Section 7.14 of the Agreement hereby is amended and restated in its entirety as follows:

                  7.14 Investments. Directly or indirectly make or acquire any beneficial interest in (including stock, partnership interest, or other securities of), or make any loan, advance, or capital contribution to, any Person; provided, however that the foregoing shall not prohibit:
         (a) the maintenance of Borrower's existing beneficial  interests in, or

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


         loans, advances, or capital contributions to, the Joint Venture, which as of the November 12, 1996 do not exceed Three Hundred Thousand Dollars ($300,000); (b) the making or acquisition of additional beneficial interests in, or the making of additional loans, advances, or capital contributions to, the Joint Venture; provided, however, that the aggregate amount of all such investments made by Borrower during the term of this Agreement shall not exceed Six Hundred Thousand Dollars ($600,000) at any one time outstanding; provided, however, that, if the amount of Borrower's investments in the Joint Venture and guaranties on it behalf would, after giving effect to any proposed investment or guaranty, exceed Two Million Dollars ($2,000,000) then, before making such additional investment or guaranty, Borrower shall grant security interests to Foothill, pursuant to agreements in form and substance satisfactory to Foothill, in all of Borrower's investments (including, if applicable, the investment to be acquired) in the Joint Venture; (c) the maintenance of Borrower's existing beneficial interests in, or loans, advances, or capital contributions to, NS Peterlee, which as of the Fourth Amendment Effective Date do not exceed $469,000; and (d) the making or acquisition of additional beneficial interests in, or the making of additional loans, advances, or capital contributions to, NS Peterlee; provided, however, that (i) the aggregate outstanding amount of all such investments (including loans, advances, and capital contributions) made by Borrower in NS Peterlee, whether as of the Fourth Amendment Effective Date or during the term of this Agreement, shall not at any time exceed $250,000, and
         (ii) all claims of Borrower against NS Peterlee with respect to any such investments shall be unsecured, shall be evidenced by book entries, shall not be evidenced by promissory notes or negotiable instruments, and shall be subordinated to the Obligations of NS Peterlee to Foothill pursuant to the NS Peterlee Subordination Agreement.

         i. Section 7.17 of the Agreement hereby is amended and restated in its entirety as follows:

                  7.17 Use of Proceeds. Use the proceeds of the advances made hereunder for any purpose other than: (a) to pay transactional costs and expenses incurred in connection with this Agreement; (b) consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes.

         j. Exhibit P-2 (Form of Pound Advance Supplement) of the Agreement hereby is deleted from the Agreement.

2. Limited Consent; Release of Certain Liens. Initially effective upon the Fourth Amendment Effective Date, Foothill hereby:

         a. consents to the sale by Borrower to NSC-UK Purchaser of all of the issued share capital of NSC-UK in accordance with the terms and conditions of

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


the NSC-UK Share Purchase Agreement, which sale shall be free and clear of Foothill's Liens thereon (provided that Foothill's Liens shall be, and shall continue to be, attached to all proceeds thereof). Such consent is specific in time and in intent and does not constitute, nor should it be construed as constituting, except to the extent expressly set forth herein, a waiver or modification of any term of, or right, power, or privilege under, the Agreement, the other Loan Documents, or any agreement, contract, indenture, document, or instrument mentioned therein.

         b. releases, without recourse to, or representation or warranty by, Foothill, its Liens on all of the issued share capital of NSC-UK and all of the assets of NSC-UK (other than such assets transferred by NSC-UK to NS Peterlee).

3. Representations and Warranties. Borrower hereby represents and warrants to Foothill that (a) the execution, delivery, and performance of this Amendment and of the Agreement, as amended by this Amendment, are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) this Amendment and the Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms.

4. Conditions Precedent to Amendment. The satisfaction of each of the following, unless waived or deferred by Foothill in its sole discretion, shall constitute conditions precedent to the effectiveness of this Amendment:

         a. Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                  i) an indemnification agreement, in form and substance satisfactory to Foothill, by The Bank of New York in favor of Foothill relative to the Lockbox Account maintained pursuant to the UK Lockbox Agreement (as such term is defined in the Agreement without giving effect to this Amendment) with Midland;

                  ii) the reaffirmation and consent of Guarantor attached hereto as Exhibit A;

         b. Foothill shall have received not less than $3,425,000 in immediately available funds via wire-transfer by NSC-UK Purchaser or Borrower to the following account of Foothill for the account of Borrower:

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                  FOOTHILL CAPITAL CORPORATION:
                  The Chase Manhattan Bank
                  New York, NY
                  ABA 021000021
                  Credit:  Foothill Capital Corporation
                  Account:  323-266193
                  Re:  National-Standard Company

         c. Foothill shall have received a certificate from the Secretary of Borrower attesting to the incumbency and signatures of authorized officers of Borrower and to the resolutions of Borrower's Board of Directors authorizing its execution and delivery of this Amendment and the other Loan Documents to which it is a party and contemplated in this Amendment and the performance of this Amendment, the Agreement as amended by this Amendment, and such other Loan Documents, and authorizing specific officers of Borrower to execute and deliver the same;

         d. Foothill shall have received true, correct, and complete copies of the NSC-UK Purchase Agreement and all material agreements, instruments, and documents executed and delivered in connection therewith (including relative to the Peterlee Hive Across (as such term is defined in the NSC-UK Purchase Agreement)), certified by a director of Borrower, and all such documents shall be in form and substance satisfactory to Foothill and its counsel;

         e. Foothill shall have received all required consents of Foothill's participants in the Obligations to Foothill's execution, delivery, and performance of this Amendment, in each case duly executed, in full force and effect, and in form and substance satisfactory to Foothill;

         f. The representations and warranties in this Amendment, the Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

         g. No Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

         h. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation

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

                  of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates; and

         i. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

5. Condition Subsequent. As conditions subsequent hereunder, Borrower shall perform or cause to be performed each of the following on a timely basis, and the failure by Borrower to perform or cause to be performed any of the following conditions shall constitute an Event of Default:

         a. Within 30 days following the Fourth Amendment Effective Date, Foothill shall have received each of the following documents, duly executed, and each such document from and after such receipt shall be in full force and effect:

                  i)       the NS Peterlee Guaranty/Debenture;

                  ii)      the NS Peterlee Subordination Agreement;

                  iii)     the UK Share Pledge Agreement;

                  iv)      the UK Lockbox Agreement; and

                  v) amendments of or supplements to such other Loan Documents (including the Stock Pledge Agreement), financing statements (including a UCC-1 Financing Statement listing Canadian Guarantor as debtor and Foothill as secured party and to be filed with the appropriate filing office in Oklahoma; it being understood and agreed that, notwithstanding anything in the Agreement or the other Loan Documents to the contrary, no revolving advances may be made against Eligible Canadian Inventory located in the United States unless and until Foothill has received searches reflecting the filing of its financing statements with the applicable filing offices relative to such locations), fixture filings, and landlord waivers or bailee agreements, as Foothill may require, in each case, in form and substance satisfactory to Foothill;

         b. Concurrently with the execution and delivery of the UK Share Pledge Agreement and the amendment of or supplement to the Stock Pledge Agreement, and in any event within 30 days following the Fourth Amendment Effective Date, Foothill shall have received originals of all share certificates evidencing

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

                  all of the issued share capital of NS Peterlee, together with stock powers, duly executed in blank relative thereto;

         c. Within 30 days following the Fourth Amendment Effective Date, Foothill shall have received: (i) a certificate from an authorized official of NS Peterlee attesting to the incumbency and signatures of authorized officials of NS Peterlee and to the resolutions of NS Peterlee's Board of Directors authorizing its execution and delivery of the Loan Documents to which it is a party and the performance of such Loan Documents, and authorizing specific officials of NS Peterlee to execute and deliver the same; and (ii) if and to the extent the same was not delivered under Section 4(c) above, a certificate from the Secretary of Borrower attesting to the incumbency and signatures of authorized officers of Borrower and to the resolutions of Borrower's Board of Directors authorizing its execution and delivery of the Loan Documents described in Section 5(a) above to which it is a party and contemplated in this Amendment and the performance of such Loan Documents, and authorizing specific officers of Borrower to execute and deliver the same; and

         d. Within 30 days following the Fourth Amendment Effective Date, Foothill shall have received true, correct, and complete copies of NS Peterlee's By-laws and Articles or Certificate of Incorporation (or British equivalent), as amended, modified, or supplemented to the Fourth Amendment Effective Date, certified by a director of NS Peterlee.

6. Effect on Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment, of any right, power, or remedy of Foothill under the Agreement, as in effect prior to the date hereof.

7.       Miscellaneous.

         a. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

         b. Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.
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

         c.       This   Amendment   shall  be  governed  by  and  construed  in
                  accordance with the laws of the State of California.

         d. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this
                  Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

                  [remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


                          FOOTHILL CAPITAL CORPORATION,
                            a California corporation


                         By____________________________

                         Title:________________________



                           NATIONAL-STANDARD COMPANY, an Indiana corporation


                         By____________________________

                         Title:________________________

                                    EXHIBIT A
                                    ---------

                            Reaffirmation and Consent

                  All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Amendment Number Four to Amended and Restated Loan and Security Agreement, dated as of March 8, 1999 (the "Amendment"). The undersigned hereby jointly and severally (a) represent and warrant to Foothill that the execution, delivery, and performance of this Reaffirmation and Consent (and, in the case of NS Peterlee, of all Loan Documents to which it is party, including the NS Peterlee Guaranty/Debenture) are within each of their corporate or organizational powers, have been duly authorized by all necessary corporate or other organizational action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which either of them is a party or by which any of their properties may be bound or affected; (b) consents to the amendment of the Agreement by the Amendment; (c) acknowledges and reaffirms its obligations owing to Foothill under its respective guaranty and each of the other Loan Documents to which it is party; and (d) agrees that each of the guaranties and the other Loan Documents to which they are parties is and shall remain in full force and effect. Although the undersigned have been informed of the matters set forth herein and have acknowledged and agreed to same, they understand that Foothill has no obligation to inform it of such matters in the future or to seek its acknowledgement or agreement to future amendments, and nothing herein shall create such a duty.


                          NATIONAL-STANDARD COMPANY OF CANADA, LIMITED, a Canadian corporation

                         By ___________________________
                         Title:________________________

                         NATIONAL-STANDARD  (PETERLEE)  LIMITED,
                         a company  organized under the  laws of England

                         By ___________________________
                         Title:________________________